INVESTMENTLETTER
                                      AND
                  NMMORANDUM OF SUBSRIPTION/PURCHASE AGREEMENT

                                  May 15, 1999


Trading Solutions.com, Inc.
380 Foam Street, Suite 210
Monterey, Californla 93940

     In connection with the acquisition by the undersigned ______ shares of common stock at $.50 per share of (the "Company"), the undersigned wishes to advise you of his understanding of, agreement with and/or representation of, the following:

     These securities are not being registered under the Securities Act of 1933, as amended (the "Act"), on the ground that this sale is exempt from registration under Section 4(l) or Section 4(2) of the Act and the Rules and Regulations promulgated thereunder as not involving any public offering. The Company's reliance on such exemption is predicated in part on the representation of the undersigned that he, she or it is acquiring such securities for investment for her own account, with no present intention of dividing her participation with others or reselling or otherwise distributing the same. These securities which the undersigned is acquiring are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act. The undersigned acknowledges that he, she or it understands that the securities covered hereby are unregistered and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned agrees that any and all certificates, which may be issued representing the securities acquired hereunder, shall contain substantially the following legend, whidh the undersigned has read and understands:

     The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as the term is defined in Rule 144 under the Act. The share may not be offered for sale, sold or otherwise transferred except, pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

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May 15,1999
Page Two

     The undersigned understands that the above legend on the certificates would limit their value, including their value as collateral:

     The undersigned further acknowledges that he, she or it understands that, if the securities have been held for a period of at least two years and if Rule 144 adopted under the Act is applicable (there being no representation by the Company that this rule will be applicable), then he, she or it may make only routine sales of the securities in limited amounts in a specified manner in accordance with the terms and conditions of the Rule. The undersigned further acknowledges that he, she or it understands that, if Rule 144 is applicable (no assurance of which can be made), he, she or it may sell the securities without quantity limitation in sales not involving a market maker or through brokerage transactions only if he, she or it has held the securities for at least three years. In case the Rule is not applicable, any sales made by the undersigned may be made only pursuant to other available exemption from registration under the Act, or an effective registration statement.

     The undersigned further acknowledges that he, she or it is aware that only.the Company can file a registration statement or an offering statement pursuant to Regulation A under the Act and that the Company has no obligation to do so or to take steps necessary to make Rule 144 available to them. The undersigned also has been advised and acknowledges that he, she or it understands that, in the event Rule 144 is not available, the circumstances under which he, she or it can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     The undersigned further acknowl6dges and represents to the Company that he, she or it is purchasing the securities for her own account and not as a trustee or nominee for any other person or persons, and that the funds or consideration invested are her own. The undersigned further acknowledges aRd represents that there are no existing legal restrictions applicable to her which would preclude her acquisition of the securities for investment purposes, as described hereinabove. The undersigned further represents that he, she or it has no present plans to enter into any contract, undertaking, agreement or arrangement for resale, distribution, subdivision or fractionalization of the securities purchased hereby.

     The undersigned further acknowledges that he, she or it understands that an investment in the Company is extremely speculative and subject to a high degree of risk.

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May 15,1999
Page Three

In this connection, the undersigned understands that he, she or it may lose her entire investment in the Company.

     The undersigned further acknowledges and represents to the Company that he, she or it is able to bear the economic risk of losing her entire investment. The undersigned ftirther acknowledges and warrants that her overall commitment to investments which are not readily marketable is not disproportionate to her net worth and her investment in the securities will not cause such overall commitment to become excessive. The undersigned further represents that he, she or it has adequate means of providing for her current needs and personal contingencies and that he, she or it has no need for liquidity in connection with her investment in the securities.

     The undersigned further acknowledges that he, she or it fully understands and agrees that the price of the Company's securities acquired by her was arbitrarily determined without regard to any value of the securities. The undersigned understands, additionally, that the price of the securities bears no relation to the value of the assets or net worth of the Company or any other criteria of value. The undersigned is aware that no independent evaluation has been made with respect to the value of the securities. The undersigned further understands and agrees that share of the preferred stock of the Company have been or may in the future be issued to certain other persons for a cons.* deration which may be less than the price paid by them for the securities.

     The undersigned further acknowledge and represent to the Company that he, she or it is knowledgeable and ex erienced in venture capital investments in general and, in p particular, with respect to investments similar in nature to an investment in the Company. The frequency of the undersigned's prior investments in stocks (including restricted stocks), in general, and in development-stage companies, in particular, and other investments, of whatever kind, is as follows (check one in each column):

                                   Restricted   Development-Stage
                     Stocks        Stocks       Companies            Other
                     ------        ------       ---------            -----
Frequently           ______        __________   ________________     _____
Occasionally         ______        __________   ________________     _____
Never                ______        __________   ________________     _____

     The undersigned further acknowledges that he, she or it is capable of evaluating the merits -and risks of the Company.

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May 15, 1999
Page Four

     The undersigned further acknowledges that he, she or it has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Company; that he, she or it has been advised by the Company to consult with counsel regarding this investment; and that he, she or it has relied upon the advice of such counsel, accountants or other consultants as he, she or it deems necessary with regard to tax aspects, risks and other considerations involved in the investment. The undersigned's educational and occupational background which renders her capable of evaluating the merits and risks of this investment is as follows:

     _______________________________________________________________

     _______________________________________________________________

     _______________________________________________________________

     The undersigned has made, or caused to be made, such investigation of the Company, its management and its operations as he, she or it considers necessary and appropriate to enable her to make an informed decision regarding her investment.

     Prior to making his, her or its investment, the undersigned was presented with and acted upon the opportunity to ask questions of and receive answers from the Company and its management relating to the Company and to obtain any additional information necessary to verify the accuracy of the information made available to them.

     Prior  to  making  his,  her  or  its  investment,   the  undersigned  made
arrangements to conduct such inspection as he, she or it deems necessary of the books, records, contracts, instruments and other data relating to the Company.

     Before acquiring these securities, the undersigned was presented with and understood the Company's business plan,'including, among other things, the nature of the Company, fmancial reports and management.

     The undersigned agrees that, upon the delivery of certificates for his, her or its shares, the undersigned will execute and deliver to and for the benefit of the Company any instruments the Company may require to evidence that the purchase of her shares is for investment purposes only.

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May 15,1999
Page Five

     On the date the undersigned acquired the securities, he, she or it had a net worth (exclusive of home, furnishings and personal automobile) of:

     (___) Less than $500,000
     (___) $500,000 - $1,000,000
     (___) $1,000,000 - $3,000,000
     (___) $3,0,00,000 - $5,000,000
     (___) More than $5,000,000

     Liquid assets constituted the following percentage of the undersigned's net worth on the date of acquisition of the securities:

     (___) Less than 1%
     (___) 1%-10%
     (___) 10%-20%
     (___) 20%-50%
     (___) More than 50%

     The undersigned's approximate net taxable income (after regular deductions) in each of the two most recent calendar years was:

     (___) Less than $ 100,000
     (___) $100,000 - $200,000
     (___) $200,000 - $500,000
     (___) $500,000 - $1,000,000
     (___) More than $1,000,000

     Based upon the foregoing, the undersigned hereby acknowledges and understands that high risk and speculative nature of t1fe share of preferred stock of the Company which he, s4e or it is acquiring and the nature of the management, financial condition and all other pertinent factors regarding the Company and this investment. The undersigned further represents and warrants that he, she or it is aware that the Company may be considered to be a "development stage" company and he, she or it has fully satisfied herself with respect to the nature of this investment. The undersigned further warrants and represents that he, she or it has received no assurances of any kind relative to, nor have there been any representations made by the Company or any of its principals or affiliates regarding any potential appreciation in value of the securities being acquired by her. The undersigned hereby represents and warrants that he, she or it has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment of this type. The undersigned further represents and acknowledges

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May 15,1999
Page Six

that he, she or it has made other investments in speculative businesses and is generally familiar with "restricted" securities and he, she or it is otherwise knowledgeable with respect to the Company and its proposed operations. Based upon the foregoing understandings, the undersigned hereby reaff=s his, her or its acquisition of the securities described in this Investment Letter and Memorandum of Subscription/Purchase Agreement.

     The   foregoihg   correctly   expresses  the  intent,   understanding   and
acknowledgements of the undersigned.

                                                ________________________________
                                                                       Signature

Current Address:                                Current Telephone Number:

_____________________                           ____________________________
_____________________

Taxpayer Identification Number:                 Current Business:

_____________________                           ____________________________

____________________________                    ____________________________
Name of person connected with                   Relationship, if any, with the
______________, with whom                       above mentioned company
conferred concerning this                       representative:
investment:

____________________________
Length of relationship, if any,
with the above mentioned
company representative

/s/ Natalie Shahvaran
---------------------
ACCEPTING OFFICER OF COMPANY